SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
          -----------------------------------------------------------------


                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934


                              Filed by the Registrant  [X]
                     Filed by a Party other than the Registrant  [ ]


      Check the appropriate box:

      [X]  Preliminary Proxy Statement        [ ]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials    [ ]  Soliciting Materials
      [ ]  Confidential, for use of the            Pursuant to S.240.14a-11(c)
           Commission Only (as permitted           or S.240.14a-12
           by Rule 14a-6(e)(2))


                               Synaptx Worldwide, Inc.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


          -----------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if other than
                                    Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(1) and 0-11.

               1)  Title of each class of securities to which transaction applies:
                           ---------------------------------------------

               2)  Aggregate number of securities to which transaction
                   applies:
                           ---------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                   -----------------------------------------------------

               4)  Proposed maximum aggregate value of transaction:
                                                                   -----

               5)  Total fee paid:
                                  --------------------------------------

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:
                                          ------------------------------

               2)  Form, Schedule or Registration Statement No.:
                                                                --------

               3)  Filing Party:
                                ----------------------------------------

               4)  Date Filed:
                              ------------------------------------------

                                                         PRELIMINARY COPIES

                               SYNAPTX WORLDWIDE, INC.

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD FEBRUARY __, 1999
                                       ________

               Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Synaptx Worldwide, Inc., a Utah corporation (the "Company"), will be held at the Company's principal executive offices at 615 Crescent Executive Court, Suite 128, Lake Mary, Florida 32746, on February __, 1999, at 9:00 a.m., local time, for the following purposes:

               1. To elect six directors to serve for the following year and until their successors have been elected.

               2. To approve an Agreement and Plan of Merger pursuant to which the Company would change its state of incorporation from Utah to Delaware through the merger of the Company with and into Paladyne Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

               3. To approve an amendment to the Company's 1996 Stock Option Plan increasing the number of shares of Common Stock authorized for options thereunder to 2,500,000 shares.

               4. To ratify the appointment of BDO Seidman LLP as the independent auditors of the Company for the fiscal year ending August 31, 1999.

               5. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

               Only shareholders of record at the close of business on January __, 1999 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. All shareholders are cordially invited to attend the Meeting in person. Pursuant to the Utah Revised Business Corporation Act, shareholders are entitled to appraisal rights with respect to Proposal No. 2 by filing with the Company a written Notice of Dissent prior to the vote of shareholders on such Proposal, and any such shareholder must refrain from voting on such Proposal. The right of dissent is described in greater detail in the attached Proxy Statement and Appendix I thereto.

               The Board of Directors of the Company unanimously recommends a vote "FOR" the four proposals, which proposals are described in more detail in the attached Proxy Statement.

                                        By order of the Board of Directors


                                        William E. Morris,
                                        Secretary

          January __, 1999
          Lake Mary, Florida


          IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                                         PRELIMINARY COPIES

                               SYNAPTX WORLDWIDE, INC.

                                   _______________

                                   PROXY STATEMENT

                                   ________________


                            ANNUAL MEETING OF SHAREHOLDERS

                                  February __, 1999


                                     INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Synaptx Worldwide, Inc., a Utah corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's principal executive offices at 615 Crescent Executive Court, Suite 128, Lake Mary, Florida 32746, on February __, 1999, at 9:00 a.m., local time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice of Meeting").

               This Proxy Statement, Notice of Meeting and accompanying proxy are first being mailed to shareholders on January __, 1999.


                         VOTING SECURITIES AND VOTE REQUIRED

               Only shareholders of record at the close of business on January 27, 1999 (the "Record Date") are entitled to notice of and to vote the shares of common stock, $.001 par value (the "Common Stock"), and the Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, __________ shares of Common Stock and [137,143] shares of the Series A Preferred were issued and outstanding. There was no other class of voting securities outstanding at that date.

               Each share of Common Stock and Series A Preferred Stock held by a shareholder entitles such shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

               The presence, in person or by proxy, of the holders of majority of the outstanding shares of Common Stock and Series A Preferred Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) a plurality of votes cast will be required for the election of directors, (ii) the affirmative vote of the holders of a majority of the shares of present and voting will be required to approve the amendment of the 1996 Stock Option Plan (the "1996 Option Plan") and to ratify the selection of auditors, and (iii) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock will be required to approve the merger (the "Reincorporation") of the Company with and into Paladyne Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Paladyne").

               With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business. Abstentions and broker "non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. A broker "non-vote" will have no effect on the outcome of the election of directors, the amendment of the Option Plan or the selection of auditors, but broker "non-votes" could affect the outcome of the Reincorporation proposal because the Company must obtain approval of this proposal from the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock.

               If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy will vote "FOR" the Board of Directors' slate of nominees, "FOR" the amendment to the Option Plan, "FOR" the selection of auditors, "FOR" the Reincorporation and as recommended by the Board of Directors with regard to any other matters which may properly come before the Meeting or if no such recommendation is given, in their own discretion. Each proxy granted by a shareholder may be revoked by such shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

               The cost of soliciting these proxies, consisting of the printing, handling, and mailing of the proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company.

               In order to assure that there is a quorum present at the Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of the Record Date by (i) persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) by each director and nominee for director and (iii) by all directors and officers as a group.


                                                   Amount and
                                     Status of      Nature of
          Name and Address of        Beneficial    Beneficial    Percent
          Beneficial Owner*            Owner      Ownership (1)    (2)
          ------------------         ---------    -------------   ------

          Ronald L. Weindruch     President,       [______] (3)   [____]
                                  Chief
                                  Executive
                                  Officer,
                                  Chairman and
                                  Director

          D. Mike Maxwell         Executive Vice   [______] (4)   [____]
                                  President

          Webbmont Holdings       5% holder        [______] (5)   [____]

          William N. Kashul, Sr.  Director         [______] (6)   [____]

          Peter B. Atwal          Director         [______] (7)   [____]

          James L. McGovern       Director         [______] (8)   [____]

          William P. O'Reilly     Director         [______] (9)   [____]

          Kenneth W. Horn         Nominee                   ___    ___

          All executive officers                   [_____] (10)   [____]
          and directors as a
          group (7 persons in
          group)


          * Unless otherwise indicated, the address is c/o Synaptx, Inc., 615 Crescent Executive Court, Suite 128, Lake Mary, Florida 32746.

          (1) Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting and investment power over the shares indicated above. The number of shares beneficially owned includes shares which each beneficial owner has the right to acquire within sixty days of the Record Date.

          (2) Based upon [_________] shares of Common Stock outstanding on the Record Date. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of the Record Date, and assumes the exercise of certain stock options and warrants held by such person (but not by anyone else) exercisable within sixty days of the Record Date.

          (3) Includes (i) [______] shares underlying options held by Mr. Weindruch and (ii) [______] shares held in the names of Mr. Weindruch's children, as to which shares Mr. Weindruch disclaims beneficial ownership.

          (4) Includes (i) [_______] shares underlying options and warrants held by Mr. Maxwell, (ii) [_______] shares held by Mr. Maxwell's wife and (iii) [______] shares held by Mr. Maxwell's children and their spouses, including [5,503] shares underlying options held by Mrs. Maxwell. Mr. Maxwell disclaims any beneficial ownership of shares by his wife and his children and their spouses.

          (5) Includes [_______] shares underlying warrants held by Webbmont Holdings.

          (6)  Includes [_______] shares underlying options held by Mr.
               Kashul.

          (7)  Includes [_______] shares underlying options held by Mr.
               Atwal.

          (8) Includes (i) [_______] shares underlying options and warrants held by Mr. McGovern and (ii) [6,604] shares held in the names of Mr. McGovern's children.

          (9) Includes [_______] shares underlying options and warrants held by Mr. O'Reilly.

          (10) Includes (i) [________] shares underlying options and warrants held by the Company's directors and executive officers and (ii) [_________] shares beneficially owned by family members of the officers and directors.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

          INFORMATION ABOUT NOMINEES

               At the Meeting, six directors will be elected to serve until the next annual meeting and until their successors are elected and qualified. The Board of Directors currently consists of six persons, Messrs. Weindruch, Atwal, Kashul, Maxwell, McGovern, and O'Reilly. Mr. Maxwell has declined to continue serving as a director following the Meeting and Mr. Horn will be nominated for such directorship. The Board of Directors will vote all proxies received by them in the accompanying form for the nominees listed below. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

               The following table sets forth certain information about each nominee for election to the Board of Directors:


                                                                   Year
                                            Position With the     Became
                  Name            Age            Company         Director
                  ----            ---       -----------------    --------
           Ronald L. Weindruch    51     President and Chief       1996
                                         Executive Officer of
                                         the Company

           Peter B. Atwal         42     Chief Technical           1996
                                         Officer of ISR Global
                                         Telecom

           Kenneth W. Horn        58     Retired, Vice             N/A
                                         President of Nortel
                                         Networks

           William N. Kashul,     65     Vice President of         1996
           Sr.                           Sales for Home
                                         Wireless Networks

           James L. McGovern      56     Retired, Former           1998
                                         Executive Vice
                                         President of Norstan

           William P. O'Reilly    53     Chairman and Chief        1998
                                         Executive Officer of
                                         Eltrax Systems, Inc.

               The terms of the directors will expire at the next annual meeting and until their successors are elected and qualified. If the Reincorporation of the Company is Delaware is approved as Proposal No. 2, the Board of Directors of Paladyne, as the surviving corporation, will be divided into three classes, with one class to be elected annually. Assuming the election of management's slate of nominees at the Meeting, Messrs. Horn and Kashul will be designated as Class I directors, Messrs. Atwal and McGovern will be designated as Class II directors and Messrs. O'Reilly and Weindruch will be designated as Class III directors, see "Proposal No. 2, Reincorporation to the State of Delaware - Directors and Officers." The Company's officers are elected by the Board of Directors and hold office at the will of the Board of Directors. These is no family relationship between any of the nominees.

               Mr. Weindruch has been the Chairman, President and Chief Executive Officer of the Company since the March 1997 merger of Worldwide Applied Telecom Technology, Inc. ("WWATT") into the Company. Mr. Weindruch was a founder of WWATT in 1994. From 1984 to 1994, he held a variety of senior management positions with Siemens including Senior Vice-President of Operations at Siemens Stromberg-Carlson. Prior thereto, from 1974 to 1984, Mr. Weindruch served as Director of Marketing for the Nortel (formerly Northern Telecom) DMS 100 switching system and as Group Director of Business Development for Nortel's digital switching group. From 1993 to 1996, Mr. Weindruch served as Chairman of the Board of the Orlando-Sanford Airport. Mr. Weindruch holds a B.S. from the University of Illinois and an M.B.A. from George Washington University.

               Mr. Atwal is a co-founder and has been Chief Technical Officer and a director of ISR Global Telecom, Inc. since its formation in 1992. From 1985 to 1991, he was a R&D Manager for

          Seimens, and from 1977 to 1985, he worked as a consultant for Logica Inc., advising communication companies on corporate and public network design and implementation. Mr. Atwal holds a BSC (Hons.) from London University.

               Mr. Horn is currently the managing director of KNH Associates, a consulting company, having recently retired from Nortel Networks, a maker of telecommunications network infrastructure equipment, where he had been employed since 1981, having held various positions culminating as Vice President - Independents. For ten years prior thereto, he was employed by Huyck Corporation, and held various vice presidential positions, including VP, General Manager of its largest division. Mr. Horn holds a B.S. in Electrical Engineering from Villanova University and an M.B.A. from Iona University.

               Mr. Kashul has been President of Kashul Consulting, Inc., a Chicago-based telecommunications consulting company since 1994 and has been Vice President of Sales for Home Wireless Networks since 1997. From 1972 to 1994, Mr. Kashul was employed in various positions at Northern Telecom, Inc., including regional Vice-President, Central Region, and Vice-President, Strategic Account Development, North America. Mr. Kashul began his telecommunications career in the U.S. Army in 1953. He joined GTE Automatic Electric as an engineer in 1956 and went to ITT Kellogg as a project engineer in 1959. He joined Stromberg-Carlson as a senior sales engineer in 1967 before going to Northern Telecom in 1972. Mr. Kashul holds a B.A. from the Illinois Institute of Technology and an M.B.A. from the University of Chicago.

               Mr. McGovern is President of McGovern & Associates, having retired from Norstan in 1996 where he was Executive Vice President and General Manager for the Communications Systems Division, having been associated with Norstan since 1981. From 1969 to 1981, Mr. McGovern held a number of key sales management and General Manager positions at Xerox Corporation. Mr. McGovern holds a B.S. from Northeastern University.

               Mr. O'Reilly has been Chief Executive Officer of Eltrax Systems, Inc. and Chairman of its Board of Directors since August 1995. For the past 15 years, Mr. O'Reilly has been a private investor and entrepreneur. In 1989, Mr. O'Reilly formed a group of investors to acquire Military Communications Center, Inc.
          (MCC), where he served as Chairman of the Board and Chief Executive Officer from 1989 to 1994 when MCC was sold to Worldcom. In 1986, Mr. O'Reilly founded Digital Signal, Inc., a provider of fiber optic capacity to long distance carriers in the telecommunications industry. Mr. O'Reilly also founded Lexitel Corporation, a long distance carrier (which was subsequently acquired by ALC Communications, Inc.), where he served as Chairman of the Board and Chief Executive Officer from 1980 to 1984. Mr. O'Reilly is currently a director of Charter Communications, Inc., a builder and operator of international communication networks, and World Access, Inc., and international provider of sophisticated telecommunications equipment.

          BOARD MEETINGS AND COMMITTEES

               The Board of Directors of the Company held a total of eight meetings during the fiscal year ended August 31, 1998. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he serves.

               The Audit Committee of the Board of Directors presently consist of Messrs. Atwal and McGovern. The Audit Committee held one meeting during the last fiscal year which was in conjunction with a regular meeting of the Board of Directors. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

               The Compensation Committee of the Board of Directors presently consists of Messrs. Kashul and O'Reilly and held one meeting during the last fiscal year which was in conjunction with a regular meeting of the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy.

          COMPENSATION OF DIRECTORS

               Non-employee members of the Board of Directors are reimbursed for costs of attending Board and Committee meetings. In addition, non-employee members of the Board of Directors receive options to purchase shares of the Company's Common Stock pursuant to its 1996 Stock Option Plan, as amended (the "1996 Option Plan").

               Directors who are employees of the Company do not receive any additional remuneration for their services as directors.

               Each nonemployee director was granted stock options as follows:

                        Date of         Number of   Exercise
                        Grant             Shares      Price
                        -----             ------      -----
                        June 1, 1996     16,509       $0.91
                        Nov. 1, 1997     10,000        3.36
                        May 18, 1998    150,000        2.25

          The exercise price for the 1996 grant was based upon a contemporaneous private placement by the Company and the exercise prices for the 1997 and 1998 were based upon the average of the bid and asked prices of the Common Stock for the five trading days immediately preceding the dates of grant. The 1998 grant was outside of the 1996 Option Plan.


          EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

               The following table sets forth all cash compensation for the fiscal year ended August 31, 1998 of the Company's Chief Executive Officer and the most highly compensated executive officers whose compensation exceeded $100,000 for services rendered to the Company (the "Named Executive Officers").


                              SUMMARY COMPENSATION TABLE


                                 ANNUAL COMPENSATION
                                 -------------------

                                   PRINCIPAL                      SALARY
          NAME                     POSITION            YEAR         ($)
          ---------------------------------------------------------------


          Ronald L. Weindruch      President and       1998      122,292
                                   CEO                 1997      108,000
                                                       1996       18,000

          D. Mike Maxwell          Executive Vice      1998      139,242
                                   President           1997      130,500
                                                       1996         -0-


                                                                  LONG-TERM
                                ANNUAL COMPENSATION              COMPENSATION
                                -------------------              ------------
                                                   OTHER ANNUAL
                                          BONUS    COMPENSATION     OPTIONS
          NAME                  YEAR       ($)          ($)           (#)
          -------------------------------------------------------------------

          Ronald L. Weindruch   1998      3,000        81,700        67,500
                                1997       -0-        126,000        11,006
                                1996       -0-        110,500          --

          D. Mike Maxwell       1998      3,000          -0-         62,500
                                1997       -0-           -0-         11,006
                                1996       -0-           -0-           --


               The following table sets forth individual grants of stock options made by the Company during the fiscal year ended August 31, 1998 to the Named Executive Officers.

                          OPTION GRANTS IN LAST FISCAL YEAR
                          ---------------------------------
                                  INDIVIDUAL GRANTS


                                                      % OF TOTAL OPTIONS
                               NUMBER OF SECURITIES  GRANTED TO EMPLOYEES
                                UNDERLYING OPTIONS            IN
                  NAME              GRANTED (#)           FISCAL YEAR
          ---------------------------------------------------------------

          Ronald L. Weindruch         67,500                 4.6%

          D. Mike Maxwell             62,500                 4.3%

          ==============================================================



                                  EXERCISE OR BASE    EXPIRATION
                NAME                PRICE ($/SH)         DATE
          -------------------------------------------------------------

          Ronald L. Weindruch        2.81-3.70     11/1/02-5/18/02

          D. Mike Maxwell            2.55-3.36     11/1/02-5/18/02

          =============================================================


               The following table sets forth information regarding each exercise of stock options rights during the last fiscal year by each Named Executive Officer and the fiscal year-end value of unexercised options and stock appreciation rights provided on an aggregate basis.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FY-END OPTION VALUES
                         ------------------------------------


                                   SHARES ACQUIRED
                    NAME           ON EXERCISE (#)     VALUE REALIZED ($)
          ---------------------------------------------------------------

          Ronald L. Weindruch            -0-                  -0-

          D. Mike Maxwell                -0-                  -0-





                                      NUMBER OF     VALUE OF UNEXERCISED
                                     UNEXERCISED        IN-THE-MONEY
                                      OPTIONS AT         OPTIONS AT
                                      FY-END ($)         FY-END ($)
                                     EXERCISABLE/       EXERCISABLE/
                  NAME              UNEXERCISABLE/     UNEXERCISABLE/
          ----------------------------------------------------------------

          Ronald L. Weindruch            -0-                 -0-

          D. Mike Maxwell                -0-                 -0-


          EMPLOYMENT CONTRACTS

               The Company has an employment agreement with Mr. Weindruch as President and Chief Executive officer for a term ending August 31, 1999, subject to automatic one year renewals, at an annual compensation of $122,500 for the fiscal year ending August 31, 1999, plus a bonus to be determined by the Compensation Committee. If the Company terminates the employment without cause, the Company would be obligated to pay as termination an amount equal to twice the then base compensation. [expand]

          SECTION 16(A) COMPLIANCE

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any national securities exchange or quotation system on which such class of equity securities is listed. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on the Company's review of the copies of such forms received by it, or on written representation from certain reporting persons, the following table lists the directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each, a "Reporting Person") that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required form by each Reporting Person.

                                           Transactions
                 Reporting          Late     Untimely    Known Failures to
                  Person          Reports    Reported   File Required Form
                  ------          -------   ----------  ------------------
          James L. McGovern          1          -0-              1

          William O'Reilly           2           1               2

          William Kashul             2           1               2

          Ronald Weindruch           1          -0-             -0-

          D. Mike Maxwell            2           1               1

               All late and missing reports noted above will be filed shortly.

               The Company has taken steps to ensure that all Reporting Persons are aware of applicable filing requirements, and expects full compliance with respect to future reportable transactions.


          CERTAIN TRANSACTIONS

               Pursuant to the February 1997 merger (the "Merger") between the Company and WWAT, the Company exchanged 3,600,000 shares of its Common Stock for all the previously issued and outstanding shares of WWATT. The shares were issued on a proportionate basis to the existing shareholders of WWATT, including 1,661,881 shares to Ronald L. Weindruch, Chairman, President and Chief Executive of the Company, and 466,098 shares to D. Mike Maxwell, Executive Vice President and a director of the Company. As a result of the Merger, WWATT was merged with and into the Company with the Company being the surviving corporation, and the Company changed its corporate name to Synaptx Worldwide, Inc.

               In June 1996, the Company issued 269,642 shares of its Common Stock to Mr. Weindruch, in exchange for his 50% ownership in Access Synaptx, Inc. Mr. Weindruch also provides a significant amount of consulting services to the Company, for which he was paid or an accrual was made for services provided and expenses incurred, as follows:

           Total incurred for:           August 31, 1998   August 31, 1997
                                         ---------------   ---------------

           Consulting and commission          $81,700          $111,400

           Expense reimbursement              $42,900           $46,500

           Accrued expenses:

           Consulting and commission           $4,250           $34,800
           expenses

           Expense reimbursements                 -0-           $12,800


               During the fiscal year ended August 31, 1998, various related parties [name them and amount each advanced] have advanced the Company funds to meet cash flow needs. These advances ranged in term from one month to two years and bear interest rates ranging from 10% to 12%. The total amount of funds advanced was $265,100, of which $210,000 was outstanding as of August 31, 1998. Subsequent to August 31, 1998, an additional $70,100 was repaid leaving a balance due of $140,000 at ______ 1998 [update?].

               A company controlled by D. Mike Maxwell, an officer and director of the Company served as the primary contractor for the leasehold improvements on the Company's office space located in Elgin, Illinois. Materials and labor for services totaled approximately $31,000 of which $4,320 has been paid by issuance of 2,470 shares of the Company's Common Stock and the remainder will be paid as cash flow allows.

               The Company through its acquisition of Impulse is also acting as guarantor of a personal note to a bank given by Mr. Maxwell and his wife, a shareholder. This note which bears interest at 10.99% and is due on October 17, 2001 had a balance of $109,600 as of August 31, 1998, [and $________ was outstanding as of January __, 1999].


                                    PROPOSAL NO. 2

                      REINCORPORATION TO THE STATE OF DELAWARE.

          GENERAL

               As of January __, 1999, the Board of Directors authorized an Agreement and Plan of Merger (the "Merger Agreement") between the Company and Paladyne pursuant to which the Company will merge with and into Paladyne, the Company's newly-formed wholly-owned subsidiary and a Delaware corporation. As a result of such merger, the state of incorporation of the Company will be changed from Utah to Delaware (the "Reincorporation"), and the merger will have certain other characteristics as set forth herein. The discussion contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

               By voting for the Reincorporation, a shareholder would not be deemed to waive any claims he may have against the Company or its officers and directors (excluding a claim seeking dissenter's appraisal rights), and the Company would not use such a vote as a defense to any such action.

          PRINCIPAL REASONS FOR THE REINCORPORATION

               The Company was formed in 1981 when some of its then principals were located in the State of Utah and it was engaged in the acquisition and development of mineral resource prospects. By 1997, the Company was basically a "shell" corporation with no active operations, when WWATT was merged into the Company. The Company has continued the operations of WWATT which are supporting the customer management functions of clients in the telecommunications, data communications and cable television industries, and the management of the Company is comprised primarily of former WWATT management. The Company does not presently conduct any operations in Utah and Utah is not the state of formation of many public companies. Accordingly, for the reasons mentioned below, management has considered changing the Company's state of incorporation and chose Delaware.

               Delaware is generally considered to be among the most modern jurisdictions in terms of its corporate law. The State of Delaware has, over the years, undertaken to maintain a modern and flexible corporation law which is frequently revised to meet changing business conditions. As a result, Delaware has become a preferred domicile for many major American public corporations. By reincorporating in Delaware, the Company will be able to make use of the increased flexibility afforded by the General Corporation Law of Delaware. Because of Delaware's significance as the state of incorporation of major corporations, the Delaware judiciary has become particularly familiar with matters of corporate law, and a substantial body of court decisions has developed construing Delaware corporate law. As a consequence, Delaware corporate law has been, and is likely to continue to be, interpreted and explained in a number of significant court decisions, a circumstance which may provide greater predictability with respect to the Company's corporate legal affairs and greater marketability of the Company's securities.

          CONVERSION OF SHARES OF COMMON STOCK AND SERIES A PREFERRED STOCK

               Upon consummation of the Reincorporation, each outstanding share of Common Stock will automatically be converted into one share of Paladyne common stock, $.001 par value (the "Paladyne Common Stock"), and each outstanding share of the Company's Series A Preferred Stock will automatically be converted into one share of Paladyne Series A Convertible Preferred Stock, $.001 par value (the "Paladyne Series A Preferred Stock"). As a result, the existing shareholders of the Company will become stockholders of Paladyne, and they will maintain their pro-rata share of the outstanding and issued shares of the Paladyne Common Stock and Paladyne Series A Preferred Stock that they held of the outstanding shares of the Company's Common Stock and Series A Preferred Stock (sometimes collectively, the "capital stock").

          CERTIFICATES FOR SHARES OF COMMON STOCK AND SERIES A PREFERRED
          STOCK

               Following the Reincorporation, stock certificates representing shares of the Company's Common Stock will be accepted for transfer, but must first be exchanged for certificates representing shares of Paladyne Common Stock. Upon presentation to the Company's transfer agent, stock certificates representing shares of the Company's Common Stock may, following the Reincorporation, be exchanged for stock certificates representing an equal number of shares of Paladyne Common Stock. Interstate Transfer Co., the transfer agent for the Common Stock, will send a notice to holders of Common Stock as of the effective date of the Reincorporation a letter of transmittal advising them of the procedure for the exchange of stock certificates.

               Following the Reincorporation, Paladyne will contact the holders of the Series A Preferred Stock advising them how to exchange their certificates.

          BUSINESS AND FINANCIAL CONDITION

               The Reincorporation will not result in any change in the physical location, business, properties, management, assets, liabilities or net worth of the Company. As a result of the Reincorporation, the name will become Paladyne Corp., Paladyne will succeed to all the business, properties, assets and liabilities of the Company, and the shareholders of the Company will become the stockholders of Paladyne. The issued and outstanding shares of capital stock of Paladyne will be the same as the number of outstanding shares of the Company's capital stock at the effective date of the Merger.

               Paladyne has an authorized capitalization of 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, which is the same as the authorized capitalization of the Company. Paladyne will assume all obligations of the Company, including all outstanding options and warrants to purchase shares of the Company's Common Stock. All such options and warrants will be exercisable for shares of Paladyne Common Stock.

               Paladyne has established a 1999 Stock Option Plan (the "Plan") providing for the grant of options to purchase up to 2,500,000 shares of its Common Stock to employees, officers, directors and consultants of Paladyne and its subsidiaries. The options may be either incentive stock options (as defined under the Internal Revenue Code of 1986, as amended) which may only be granted to employees, or non-qualified options which may be granted to eligible optionees. The Paladyne Plan will be administered by a Compensation Committee to be selected by Paladyne's Board of Directors. The exercise price of each share of common stock subject to an option, the method of payment and the vesting and duration of the option will be fixed by the Compensation Committee, but the exercise price shall not be less than the fair market value of the common stock on the date of grant. No options have been granted under the Paladyne Plan. Assuming approval of the Reincorporation, outstanding options under the Company's 1996 Option Plan will be exchanged for identical options under the Paladyne Plan, see Proposal No. 3 - "Amendment of 1996 Option Plan."

          DIRECTORS AND OFFICERS

               Following the Meeting, but prior to the Reincorporation, the Company, in its capacity as the sole stockholder of Paladyne, if necessary, will elect as the six directors of Paladyne, the same individuals who are elected as directors of the Company at the Meeting. The Paladyne Board of Directors is divided into three classes, each class shall serve for a term of three years commencing upon its election subsequent to the Reincorporation. Initially, the Class I directors will serve until the 2000 annual meeting, the Class II directors will serve until the 2001 annual meeting and the Class III directors will serve until the 2002 annual meeting. Assuming Messrs. Horn, Kashul, Atwal, McGovern, O'Reilly and Weindruch are elected directors of the Company at the Meeting, the first two persons would be Class I directors of Paladyne, the next two persons would be Class II directors, and the last two persons would be Class III directors. Therefore, the persons who are serving as directors of the Company immediately prior to the Reincorporation will constitute the entire Board of Directors of Paladyne immediately after the Reincorporation.

               It is anticipated that the directors of Paladyne will elect as officers of Paladyne the same persons who are elected as officers of the Company following the Meeting.

          FEDERAL INCOME TAX EFFECTS

               The Reincorporation is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of Common Stock or Series A Preferred Stock of the Company as a result of consummation of the Reincorporation, and no gain or loss will be recognized by the Company or Paladyne. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Paladyne received by such holder pursuant to the Reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the Reincorporation. Each shareholder's holding period with respect to the Paladyne Common Stock will include the period during which such holder held the corresponding Company Common Stock, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation. The Company is not seeking a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the tax consequences of the Reincorporation.

               The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

          RIGHTS OF DISSENTING SHAREHOLDERS

               Pursuant to the Utah Revised Business Corporation Act (the "Utah RBCA"), the Company's shareholders are entitled to dissent from the proposed Reincorporation of the Company and obtain from the Company the fair value of all shares of Common Stock beneficially owned by such dissenting shareholder. A shareholder who wishes to so dissent must file with the Company, prior to the vote, a written notice of intention to demand that the shareholder be paid fair value for such shareholder's shares of his Common Stock in the event that the proposed Reincorporation is effectuated. Any such dissenting shareholder must refrain from approving the proposed Reincorporation. In the event that the Merger Agreement is approved by the shareholders, the Company will deliver notice to those shareholders who have dissented providing instructions on how to surrender their certificates and to be compensated therefor. Thereafter, the Company would send to dissenting shareholders who had deposited their stock certificates for payment the estimated fair value of their shares. In determining the fair value of the shares, the Company would primarily take into account the market value of the Company's Common Stock immediately prior to the effectuation of the Reincorporation, excluding any appreciation or depreciation in anticipation of the Reincorporation. If a dissenting shareholder does not agree with the Company's determination of fair value and a resolution cannot be reached as to fair value, the Company would file a proceeding in a Utah state court requesting the court to determine the fair value. Reference is made to Sections 16-10a-1301 through 16-10a-1331 of the Utah RBCA, which govern the rights of shareholders to dissent and seek appraisal, a copy of which sections is attached hereto as Appendix I.

               The Merger Agreement between the Company and New Synaptx permits the Company to terminate the Merger Agreement in the event that shareholders holding more than five percent (5%) of the issued and outstanding shares of Common Stock dissent and assert their appraisal rights.] In the event that the Company terminates the Merger Agreement, those shareholders who have dissented will not be able to exercise their dissenters right to receive the fair value of their shares of Common Stock and will continue as shareholders of the Company.

          CHANGES IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO BE EFFECTED BY THE REINCORPORATION

               Paladyne will be governed by Delaware corporate law and by its certificate of incorporation (the "Delaware Certificate") and by-laws (the "Delaware By-Laws"), which will result in some changes in the rights of shareholders. The major difference between the Delaware Certificate and the Delaware By-Laws and the Articles of Incorporation and By-Laws of the Company is that Paladyne will have a classified Board of Directors. The shareholders of the Company will become subject to the Delaware General Corporation Law (the "Delaware GCL") and to the Paladyne charter and by-law provisions upon the effective date of the Reincorporation.

          CERTAIN DIFFERENCES BETWEEN DELAWARE AND UTAH CORPORATION LAW

               Delaware law differs in certain respects from Utah law. Although it is not practical to compare all the differences between the laws governing corporations of Utah and Delaware, the following discussion provides a summary of the material differences which may significantly affect the rights of shareholders. Such differences can be determined in full by reference to the Utah RBCA and to the Delaware GCL. In addition, both Utah and Delaware law provide that some of the statutory provisions as they affect various rights of holders may be modified by provisions in the certificate of incorporation or by-laws of the corporation.

               Shareholder Appraisal Rights. Shareholder appraisal rights are statutory rights of dissenting shareholders to demand that, upon consummation of certain reorganizations, the corporation purchase their shares at an appraised fair market value.
          Delaware law provides rights of appraisal to stockholders in the event of a merger or consolidation, except (a) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 stockholders of record) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, and (b) a merger, if the corporation in which the dissenter is a stockholder survives the merger and no vote of such corporation's stockholders is required to approve the merger. Under Delaware law, no vote of the stockholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met. Delaware law provides that any corporation may stipulate in its certificate of incorporation that appraisal rights shall be available for shares of its stock as a result of an amendment to its certificate of incorporation, any merger in which the corporation is a constituent corporation, or the sale of all or substantially all of the assets of the corporation. The Delaware Certificate does not provide for such appraisal rights.

               The Utah law grants shareholder appraisal rights with many of its rights and exceptions similar to those under the Delaware law. A copy of the Utah Dissenter's Right statute is attached hereto as Appendix I.

               Payment of Dividends and Repurchase of Shares of Stock. Under Delaware law, a corporation may pay dividends only out of surplus (generally, the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a liquidation preference, the corporation may not declare and pay out of its net profits any dividends to the holders of its common stock until the deficiency has been repaired.

               In general, Delaware law provides that shares of a corpora-tion's capital stock may only be repurchased or redeemed by the corporation out of surplus. To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

               Under Utah law, a corporation is prohibited from making a distribution to its shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

               It is the present policy of the Board of Directors to retain any earnings for use in the Company's business.

               Acquisition of Significant Shares of Stock. As a result of the Reincorporation, the Company will become subject to Section 203 of the Delaware GCL which regulates certain business combinations, including tender offers. Section 203 may have the effect of significantly delaying certain stockholders' ability to acquire a significant equity interest in the Company if such acquisition is not approved by the Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) of a Delaware corporation from engaging in a "Business Combination" (defined to include mergers and a variety of other transactions such as transfers of assets, loans, and transactions that would increase the

          Interested Stockholder's proportionate share of stock) with a Delaware corporation for three years following the date such person became an Interested Stockholder unless, among other things, before such person became an Interested Stockholder the board of directors of the corporation approved the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder. Under Section 203, the restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors. In addition, the restrictions under Section 203 do not apply if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Delaware Certificate does not contain such a provision.

               The Board of Directors of Paladyne has approved Ronald L. Weindruch becoming a significant stockholder of that corporation as a result of the Reincorporation. Accordingly, Mr. Weindruch will not be deemed an Interested Stockholder for the purposes of
          Section 203, and Mr. Weindruch will be permitted to pursue further Business Combinations with Paladyne should he desire to do so in the future. No other Business Combinations have been proposed or are contemplated. See "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

               The Utah Control Share Acquisitions Act provides, among other things, that, when any person obtains shares (or the power to direct the voting shares) of "an issuing public corporation" such that the person's voting power equals or exceeds any of three levels (20%, 33 1/3% or 50%), the ability to vote (or to direct the voting of) the "control shares" is conditioned on approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the "interested shares". Shareholder approval may occur at the next annual meeting of the shareholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the shareholders (to be held within fifty (50) days of the corporation's receipt of the request by the acquiring person).
          If authorized by the articles of incorporation or the Bylaws, the corporation may redeem "control shares" at the fair market value if the acquiring person fails to file an "acquiring person statement" or if the shareholders do not grant voting rights to control shares. If the shareholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, shareholders may be entitled to dissenters' rights under the Utah RBCA. An acquisition of shares does not constitute a control share acquisition if (i) the corporation's articles of incorporation or bylaws provide that this Act does not apply, (ii) the acquisition is consummated pursuant to a merger in accordance with the Utah RBCA or (iii) under certain other specified circumstances.

               Voting Rights with Respect to Extraordinary Corporate Transactions. Under Delaware law, approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the certificate of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the certificate of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger. Under Utah law, a merger, share exchange or sale of all or substantially all of the assets of a corporation (other than a sale in the ordinary course of the corporation's business) requires the approval of a majority (unless the articles of incorporation, the Bylaws or a resolution of the board of directors requires a greater number) of the outstanding shares of the corporation (voting in separate voting groups, if applicable). No vote of the shareholders of the surviving corporation in a merger is required if: (i) the articles of incorporation of the surviving corporation will not be changed;
          (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% of the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares (shares that entitle their holder to participate without limitation in distributions) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

               Shareholders Consent Without a Meeting. Under Delaware law, unless otherwise provided in the certificate of incorporation, action requiring the vote of stockholders, including the removal and election of directors, may be taken without a meeting, without prior notice and without a vote, by the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and acted.

               Under Utah law, unless otherwise provided in the articles of incorporation, action requiring the vote of shareholders may be taken without a meeting and without prior notice by one or more written consents of the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (if shareholder action is by less than unanimous written consent, notice shall be provided to the shareholders who did not consent at least ten (10) days before the consummation of the transaction, action or event authorized by the shareholders). However, any written consent for the election of directors must be unanimous and the shareholders of any corporation in existence prior to July 1, 1992, are required to adopt a resolution permitting action by less than unanimous written consent otherwise, the shareholders are only permitted to act by unanimous written consent.

               Special Meetings of Shareholders. Under Delaware law, stockholders generally do not have the right to call meetings of stockholders unless such right is granted in the certificate of incorporation or bylaws. The Paladyne By-Laws provides that holders of at least 30% of shares eligible to vote for election of directors may call a special meeting of stockholders.
          However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

               Under Utah law, special meetings of the shareholders may be called by: (i) the board of directors (ii) the person or persons authorized by the Bylaws to call a special meeting, or (iii) the holders of shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The corporation shall give notice of the date, time and place of the meeting no fewer than ten (10) and no more than sixty (60) days before the meeting. Notice of a special meeting must include a description of the purposes for which the special meeting is called. A special meeting of shareholders of the Company may be called as provided for in the statute.

               Inspection of Books and Records. Under Delaware law, any stockholder of record, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose, the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extract therefrom. Under Utah law, upon providing the corporation with a written demand at least five business days before the date the shareholder wishes to make an inspection, a shareholder and his agent and attorneys are entitled to inspect and copy, during regular business hours, (i) the articles of incorporation, bylaws, minutes of shareholders meetings for the previous three years, written communications to shareholders for the previous three years, names and business addresses of the officers and directors, the most recent annual report delivered to the State of Utah, and financial statements for the previous three years and (ii) if the shareholder is acting in good faith and for a proper purpose, excerpts from the records of the board of directors and shareholders (including minutes of meetings, written consents and waivers of notices), accounting records and shareholder lists.

               Transactions with Officers and Directors. Under Delaware law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable, if approved by the stockholders or the directors under substantially the same circumstances as in Utah. Approval by the shareholders, however, requires only a simple majority. Board approval must be by a majority of the disinterested directors, but interested directors may be counted for purposes of establishing a quorum. Utah law provides that every director who is in any way, directly or indirectly, interested in a proposed contract or transaction with the Company is liable to account to the Company for any profit made as a consequence of the Company entering into such transaction unless such person (a) disclosed his or her interest at the meeting of directors where the proposed transaction was first considered, and, after his or her disclosure, the transaction was approved by the a majority of the disinterested directors; (b) disclosed his or her interest prior to a meeting or written consent of shareholders and, after his or her disclosure, the transaction was approved by the a majority of the disinterested shares; or (c) can show that the contract or transaction was fair and reasonable to the Company.

               Limitation on Liability of Directors; Indemnification of Officers and Directors. Under Delaware law permits a corporation to adopt provisions in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, with the following exceptions: (a) a breach of the director's duty of loyalty; (b) payment of an unlawful stock dividend or making an unlawful stock repurchase or redemption; (c) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (d) in any transaction in which the director derived an improper personal benefit. The Paladyne Certificate of Incorporation contains a provision limiting the liability of directors as permitted by the Delaware GCL.

               Under Utah law, a corporation may, if so provided in its articles of incorporation, its bylaws or in a shareholder resolution, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages due to any action taken or any failure to take action as a director, except liability for: (a) improper financial benefits receive by a director; (b) intentional infliction of harm on the corporation or its shareholders; (c) payment of dividends to shareholders making the corporation insolvent; and (d) intentional violations of criminal law. The Company never adopted any provision covering this area.

               The Delaware and Utah laws contain basically similar provisions governing indemnification of officers and directors.

          AMENDMENT TO THE MERGER AGREEMENT; TERMINATION

               The Merger Agreement may be terminated and the Reincorpora-tion abandoned, notwithstanding shareholder approval, by the Board of Directors of the Company at any time before consummation of the Merger if (i) shareholders holding more than five percent (5%) of the issued and outstanding shares of the Company's Common Stock dissent and seek appraisal rights; or (ii) the Board of Directors of the Company determines that in its judgment the Reincorporation does not appear to be in the best interests of the Company or its shareholders.

               In the event the Merger Agreement is terminated or the shareholders fail to approve the Reincorporation, the Company would remain as a Utah corporation; however, the Board of Directors would consider calling a Special Meeting of Shareholders for the purposes of changing the corporate name to Paladyne Corp.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE.


                                    PROPOSAL NO. 3

                         AMENDMENT OF 1996 STOCK OPTION PLAN

               The Company's 1996 Stock Option Plan was initially adopted by the Board of Directors in September 1996 and approved by the stockholders in January 1997, and amended in October 1997. An aggregate of 1,450,000 shares of Common Stock are currently reserved for issuance under the 1996 Option Plan, of which options for [893,749] shares are presently outstanding. The Company also has granted options for [784,039] shares outside of the 1996 Option Plan. The Board of Directors believes that the availability of an adequate number of shares in the share reserve of the 1996 Option Plan is an important factor in attracting, retaining and motivating qualified employees essential to the success of the Company and its subsidiaries, and also believes that it is beneficial that the options to such persons be granted under an approved plan. Accordingly, the Board of Directors has adopted, subject to shareholder approval, an increase in the number of shares of Common Stock underlying the 1996 Option Plan to 2,500,000 shares.

               Paladyne has adopted a 1999 Stock Option Plan (the "Paladyne Plan") which is identical to the Company's 1996 Option Plan and which provides for the grant of options for 2,500,000 shares of Paladyne Common Stock. No options have been granted under the Paladyne Plan; however, assuming approval of the Reorganization, all outstanding options under the Company's option plan as well as options granted by the Company to employees or directors outside the 1996 Option Plan will be exchanged for identical options under the Paladyne Plan and the Company 1996 Option Plan will terminate.

          SUMMARY OF OPTION PLAN TERMS

               The following summary of the 1996 Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which will be available to any shareholder upon written request.

               Eligibility. All employees of the Company (including officers and directors who are employees), as well as consultants, advisors, or other independent contractors to the Company, and prospective employees of the Company to whom options are granted in connection with written offers of employment with the Company may, in the discretion of the Board of Directors or the Committees (as defined below) be granted options under the Plan. As of December 31, 1998, options for the purchase of an aggregate of ______ shares of Common Stock were outstanding under the 1996 Option Plan exercisable at prices ranging from $_______ to $________ per share expiring from _________ to __________ held by ______ persons. The closing bid price of the Common Stock on the OTC Bulletin Board on January __, 1999 was $______ per share.

               Administration. The 1996 Option Plan is administered by the Compensation Committee (the "Committee"). The Committee is responsible for determining the recipients of awards under the 1996 Option Plan and the size and nature of each award. Recipients of stock options will have the terms of their options set forth in stock option agreements between these recipients and the Company.

               Stock Options. Incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") may be granted under the Option Plan. The option price per share under an option must equal or exceed the fair market value of a share of Common Stock on the date the option is granted, or, in the case of an ISO granted to a holder of more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), 110% of such fair market value. In any year an eligible employee may not receive ISOs that permit him to first exercise an option in any calendar year for Common Stock with a fair market value on the date the ISO is granted of more than $100,000. Options granted under the Option Plan become exercisable at such time or times as may be determined by the Committee and as set forth in an employee's stock option agreement.

               An option terminates on the date established in the option agreement, which may not be more than 10 years after issuance or, in the case of ISOs granted to a 10% Stockholder, five years.
          The options are non-transferable. The rights of an employee in outstanding options upon termination of his employment because of death, disability, discharge for cause or voluntary departure are determined by the Committee and set forth in an employee's stock option agreement.

               Termination and Amendment. The Board may suspend, terminate, modify or amend the 1996 Option Plan; provided, however, that any amendment that would increase the aggregate number of shares of Common Stock that may be issued, materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation will be subject to stockholder approval to the extent required by Rule 16b-3 adopted by the SEC pursuant to Section 16(b) of the Securities Exchange Act of 1934. No suspension, termination, modification or amendment of the 1996 Option Plan may be made which would adversely affect an employee's rights under the award theretofore granted without the consent of the employee.

          FEDERAL INCOME TAX ASPECTS

               The following is a brief summary of the Federal income tax consequences of awards made under the 1996 Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

               Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") until the later of (a) two years from the date of grant and (b) within one year from the date of exercise, when the shares are sole any gain (loss) realized will be long-term capital gain (loss). In such circumstances, no deduction will be allowed to the Company for Federal income tax purposes.

               If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

               Non-Qualified Stock Options. No income is realized by the participant at the time a NQSO is granted. Generally upon exercise of a NQSO, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                                    PROPOSAL NO. 4

                           RATIFY SELECTION OF ACCOUNTANTS

               The Board of Directors of the Company has selected BDO Seidman LLP ("BDO Seidman") as the independent accountants for the fiscal year ending August 31, 1999, subject to ratification by shareholders. BDO Seidman has acted as the independent accountants of the Company for the last three fiscal years. Services provided to the Company by BDO Seidman included examination of the Company's consolidated financial statements, limited reviews of quarterly reports and consultation on tax matters. Assuming shareholders approve the Reorganization and ratify the selection of accountants at the Meeting, BDO Seidman would serve as the accountants of Paladyne for its fiscal year ending August 31, 1999.

               A representative of BDO Seidman is [not] expected to be present at the Meeting [and will have the opportunity to make a statement and may be available to respond to appropriate questions.]

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                                  1999 ANNUAL REPORT

               All shareholders of record as of the Record Date have or are currently being sent a copy of the Company's 1998 Annual Report for the fiscal year ended August 31, 1998, which includes financial statements for the fiscal year ended August 31, 1998. Such Report is deemed to be part of the material for the solicitation of proxies.

               This Proxy Statement incorporates by reference the financial information contained in the Company's 1998 Annual Report.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 1998 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE

          SECRETARY, SYNAPTX WORLDWIDE, INC., 615 CRESCENT EXECUTIVE COURT, SUITE 128, LAKE MARY, FLORIDA 32746.


                                    OTHER MATTERS

               Stockholder proposals must be received by the Secretary of the Company for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting of Shareholders by
                          , 1999.
          ----------------

               As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Meeting other than that which has been referred to above. As to other business, if any, that may come before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              By order of the Board of Directors

                              William E. Morris,
                              Secretary

          January __, 1999



          SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                      APPENDIX I

                        UTAH REVISED BUSINESS CORPORATION ACT
                       SECTIONS 16-10a-1301 THROUGH 16-10a-1331

                                       PART 13
                                  DISSENTERS' RIGHTS


          16-10a-1301.  DEFINITIONS.  For purposes of Part 13:

               (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
               (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
               (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.
               (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
               (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.
               (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.
               (7) "Shareholder" means the record shareholder or the beneficial shareholder.

          16-10a-1302. RIGHT TO DISSENT. (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:
               (a) consummation of a plan of merger to which the corporation is a party if:
               (i)  shareholder approval is required for the merger by
               Section 16-10a-1103 or the articles of incorporation;
               or
               (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;
               (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
               (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and
               (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).
               (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.
               (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:
               (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

               (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or
               (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
               (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:
               (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;
               (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;
               (c)  cash in lieu of fractional shares; or
               (d)  any combination of the shares described in Subsection
               (4), or cash in lieu of fractional shares.
               (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

          16-10a-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.
               (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
               (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
               (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.
               (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

          16-10a-1320. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.
               (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

          16-10a-1321.  DEMAND FOR PAYMENT -- ELIGIBILITY AND NOTICE OF
               INTENT. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

               (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and
               (b) may not vote any of his shares in favor of the proposed action.
               (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.
               (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
               (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

          16-10a-1322. DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.
               (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under
               Section 16-10a-1302, and shall:
               (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;
               (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;
               (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
               (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;
               (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;
               (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and
               (g)  be accompanied by a copy of this part.

          16-10a-1323. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:
               (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;
               (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and
               (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by
               Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.
               (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.
               (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

          16-10a-1324. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.
               (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

          16-10a-1325.  PAYMENT.  (1)  Except as provided in Section
               16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.
               (2) Each payment made pursuant to Subsection (1) must be accompanied by:
               (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;
               (B)  an income statement for that year;
               (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and
               (D)  the latest available interim financial statements, if any;
               (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;
               (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;
               (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and
               (d)  a copy of this part.

          16-10a-1326. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under
               Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in
               Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.
               (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

          16-10a-1327.  SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED
               AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION. (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
               Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.
               (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

          16-10a-1328.  PROCEDURE FOR SHAREHOLDER DISSATISFIED WITH PAYMENT
               OR OFFER. (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

               (a)  the dissenter believes that the amount paid under
               Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;
               (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or
               (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by
               Section 16-10a-1326.
               (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

          16-10a-1330.  JUDICIAL APPRAISAL OF SHARES -- COURT ACTION.  (1)
               If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.
               (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.
               (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to
               Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.
               (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
               (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:
               (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or
               (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

          16-10a-1331. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.
               (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
               (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or
               (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.
               (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                                  EXHIBIT A


                             AGREEMENT AND PLAN OF MERGER


                    AGREEMENT AND PLAN OF MERGER, dated January __, 1999 (the "Agreement"), between SYNAPTX WORLDWIDE, INC., a Utah corporation ("Synaptx"), and PALADYNE CORP., a Delaware corporation ("Paladyne") (Synaptx and Paladyne are sometimes referred to herein collectively as the "Constituent
          Corporations").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, Paladyne was incorporated in the State of Delaware on January __, 1999, and is a wholly-owned subsidiary of Synaptx; and

                    WHEREAS, the Board of Directors of Synaptx believes that it is in the best interest of Synaptx to reincorporate in the State of Delaware by merging with and into Paladyne pursuant to this Agreement.

                    NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the statutes of Utah and Delaware, respectively, which permit such merger, Synaptx shall be, and hereby is, merged with and into Paladyne, at the Effective Time (as herein defined), and that the terms and conditions of the merger hereby agreed to (the "Merger") shall be as hereinafter set forth:


                                     ARTICLE ONE
                              Principal Terms of Merger

                    Section 1.01.  Merger.  At the Effective Time (as herein
                                   ------
          defined), Synaptx shall merge with and into Paladyne provided that this Agreement has not been terminated pursuant to Section
          4.02 herein.

                    Section 1.02.  Effective Time of Merger.  The Merger
                                   ------------------------
          shall become effective as of the completion of all filing requirements specified in Sections 4.03 and 4.04 of this Agreement, and such date and time is hereinafter referred to as the "Effective Time."


                                     ARTICLE TWO
                 Certificate of Incorporation, By-Laws and Directors

                    Section 2.01.  Certificate of Incorporation.  The
                                   ----------------------------
          Certificate of Incorporation of Paladyne in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of Paladyne, to remain unchanged until amended as provided by law.

                    Section 2.02.  By-Laws.  The By-Laws of Paladyne in
                                   -------
          effect at the Effective Time of the Merger shall be the By-Laws of Paladyne, to remain unchanged until amended as provided by law.

                    Section 2.03.  Directors.  Synaptx, in its capacity as
                                   ---------
          sole shareholder of Paladyne, shall elect as directors of Paladyne those individuals elected by the shareholders of Synaptx prior to the Effective Time of the Merger, and such persons shall serve as directors of Paladyne until the next annual meeting of the stockholders of Paladyne.


                                    ARTICLE THREE
                         Exchange and Cancellation of Shares

                    At the Effective Time of the Merger, all issued and outstanding shares of Synaptx common stock, $.001 par value (the "Old Common Stock"), and all issued and outstanding shares of Synaptx's Series A Convertible Preferred Stock, $.001 par value (the "Old Preferred Stock"), shall be canceled and the corporate existence of Synaptx, shall cease. Shares of Paladyne's common stock, par value $.001 per share (the "New Common Stock"), and shares of Paladyne's Series A Convertible Preferred Stock, $.001 par value (the "New Preferred Stock"), shall be issued to the shareholders of Synaptx as a result of the Merger as herein provided.

                    Section 3.01.  The Surviving Corporation Stock.  Each
                                   -------------------------------
          share of Old Common Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Common Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Old Preferred Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Preferred Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Preferred Stock shall automatically be and become holders of shares of New Preferred Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

                    Section 3.02.  Cancellation of Old Common Stock and Old
                                   ----------------------------------------
          Preferred Stock.  After the Effective Time of the Merger, each
          ---------------
          holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock or Old Preferred Stock may surrender the same to American Stock Transfer & Trust Company, New York, New York, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of New Common Stock or New Preferred Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock or Old Preferred Stock shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of New Common Stock or New Preferred Stock, respectively. Upon the surrender of a certificate or certificates representing shares of Old Common Stock or Old Preferred Stock, a proper officer of Paladyne shall cancel said certificate or certificates.

                                     ARTICLE FOUR
                               Adoption and Termination

                    Section 4.01. Submission to Vote of Shareholders.  This
                                  ----------------------------------
          Agreement shall be submitted to the shareholders of Synaptx, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said shareholders of Synaptx in accordance with the requirements of the laws of the State of Utah.

                    Section 4.02. Termination of Agreement.  Anything herein
                                  ------------------------
          or elsewhere to the contrary notwithstanding, this Agreement may be abandoned by Synaptx by an appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger if such Board of Directors believes that the Merger is not in the best interests of Synaptx or in the event that the shareholders who hold more than five (5%) percent of the outstanding and issued shares of Old Common Stock [and Old Preferred Stock] dissent from the Merger and seek appraisal rights pursuant to Sections 16-10a-1301 through 16-10a-1331 of the Utah Revised Business Corporation Act.

                    Section 4.03.  Filing of Articles of Merger in the State
                                   -----------------------------------------
          of Utah.  As soon as practicable after the requisite shareholder
          -------
          approval referenced in Section 4.01 herein, Articles of Merger to effectuate the terms of this Agreement shall be executed and acknowledged by Paladyne and thereafter delivered to the Division of Corporations and Commerical Code (the "Division") of the State of Utah for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to
          Section 4.02 herein.

                    Section 4.04.  Filing of Certificates of Merger in the
                                   ---------------------------------------
          State of Delaware.  As soon as practicable after the requisite
          -----------------
          shareholder approval referenced in Section 4.01 herein, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to
          Section 4.02 herein.


                                     ARTICLE FIVE
                                   Effect of Merger

                    Section 5.01.  Effect of Merger.  At the Effective Time
                                   ----------------
          of the Merger, the Constituent Corporations shall be a single corporation, which shall be Paladyne, and the separate existence of Synaptx shall cease except to the extent provided by the laws of the States of Utah and Delaware. Paladyne shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in Paladyne without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. Paladyne shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the

          Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. Paladyne shall assume any stock option or similar employee benefits plan of Synaptx, and all contractual rights of Synaptx for the issuance of shares of the Old Common Stock and Old Preferred Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock and New Preferred Stock on an as-converted basis as set forth in Section 3.01 hereof.

                    Section 5.02.  Business Combinations with Ronald E.
                                   ------------------------------------
          Weindruch.  Paladyne hereby acknowledges that Ronald E. Weindruch,
          ---------
          beneficially owns _____________ shares of Old Common Stock at the date of this Agreement and further recognizes that, as a result of such stock ownership, Mr. Weindruch could be deemed to be an Interested Stockholder (as that term is defined under Section 203 of the General Corporation Law of the State of Delaware) of Paladyne after the consummation of the Merger. Paladyne hereby represents and warrants to Synaptx that the Board of Directors of Paladyne has considered the stock ownership that Mr. Weindruch will have in Paladyne at the Effective Time of the Merger in approving this Agreement. Paladyne hereby represents and warrants to Synaptx that the Board of Directors of Paladyne has approved such stock acquisition.


                                     ARTICLE SIX
                               Post Merger Undertakings

                    Section 6.01  Service of Process.  Paladyne hereby agrees
                                  ------------------
          that it may be served with process within the State of Utah in any proceeding for the enforcement of any obligation of Synaptx and in any proceeding for the enforcement of the rights of any dissenting shareholder of Synaptx.

                    Section 6.02  Authorization of Service of Process.
                                  -----------------------------------
          Paladyne hereby authorizes service of process on it pursuant to
          Section 6.01 herein by registered or certified mail return receipt requested to its principal office as set forth in the Articles of Merger to be filed pursuant to Section 4.03 herein or as changed by notice to the Division.

                    Section 6.03  Payments to Dissenting Shareholders.
                                  -----------------------------------
          Paladyne shall promptly pay to any shareholders of Synaptx who dissent from the Merger the amount, if any, to which such dissenting shareholders shall be entitled with respect to the Merger pursuant to applicable law.


                                    ARTICLE SEVEN
                                    Miscellaneous

                    Section 7.01 Further Actions.  Each of the Constituent
                                 ---------------
          Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Utah and Delaware to consummate and make effective the Merger following approval of the Merger by the shareholders of Synaptx in accordance with the laws of said States.

                    Section 7.02. Amendments.  At any time prior to the
                                  ----------
          Effective Time of the Merger (notwithstanding any shareholder approval), if authorized by their respective Board of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by a person authorized to sign this Agreement.

                    Section 7.03. Counterparts.  This Agreement may be
                                  ------------
          executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto, and the corporate seal affixed on the date above first written.


                                             PALADYNE CORP.
                                             (a Delaware corporation)

                                             By:
                                                ---------------------------
                                                Name:
                                                Title:


                                             SYNAPTX WORLDWIDE, INC.
                                             (a Utah corporation)

                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

                                                         PRELIMINARY COPIES

          PROXY                SYNAPTX WORLDWIDE, INC.                PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - JANUARY __ 1999.

               The undersigned hereby appoints Ronald L. Weindruch and William E. Morris as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Synaptx Worldwide, Inc., a Utah corporation (the "Company"), which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders on February __, 1999, and any adjournment thereof, with all the powers the undersigned would possess if personally present, and hereby revoking any proxy hereby given, upon the matters noted below:


               1.  Election of directors

                         [ ]  FOR all nominees listed below
                              (except as indicated below)

                         [ ]  WITHHOLD AUTHORITY to vote
                              for all nominees listed below

                   Ronald L. Weindruch, Peter B. Atwal, Kenneth W. Horn, William N. Kashul, Sr., James L. McGovern and William P. O'Reilly.

                   (Instruction: To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below).

               2. Adoption of the Agreement and Plan of Merger dated as of January __, 1999 by and between the Company and Paladyne Corp., pursuant to which, among other things the Company will be merged with and into Paladyne, whereby the Company will be reincorporated in the State of Delaware.

                         [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

               3.  Approval of amendment to 1996 Stock Option Plan.

                         [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

               4. Ratification of the appointment of BDO Seidman LLP as the auditors for the 1999 fiscal year.

                         [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

               5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

          The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated January __, 1999, together with the exhibits and schedules attached thereto.

          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE MANAGEMENT SLATE OF DIRECTORS AND FOR THE ADOPTION OF THE THREE OTHER PROPOSALS.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

          Please sign exactly as name appears below.


                                  When shares are held by joint tenants,
                                  both should sign.  When signing as
                                  attorney, executor, administrator,
                                  trustee or guardian, please give full
                                  title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  -----------------------------------------
                                                  Signature

                                  -----------------------------------------
                                          Signature if held jointly


                                  Dated:_____________________________, 1999